Exhibit 32.1

CERTIFICATION (1)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Bruce C. Cozadd, Chief Executive Officer of Jazz Pharmaceuticals, Inc. (the “Company”), and Joan E. Colligan, Executive Director and Acting Principal Financial Officer of the Company, each hereby certifies that, to the best of his/her knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of August 14, 2009.

/s/ BRUCE C. COZADD
Bruce C. Cozadd
Chief Executive Officer

/s/ JOAN E. COLLIGAN
Joan E. Colligan
Acting Principal Financial Officer

(1)	This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Jazz Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Jazz Pharmaceuticals, Inc. and will be retained by Jazz Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.